Exhibit 23.2
CONSENT OF EXPERT

I hereby consent to the use of and reference to my name, Dr. Cengiz Y. Demirci, AIPG (CPG), and the information that I reviewed and approved, as described or incorporated by reference in (i) SSR Mining Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and (ii) SSR Mining Inc.’s Registration Statements on Form S-8 (File No. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813 and 333-259280), filed with the United States Securities and Exchange Commission.
Dated this 23rd day of February, 2022.
Yours very sincerely,

 /s/ “Cengiz Y. Demirci”
Cengiz Y. Demirci, AIPG (CPG)